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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "Agreement") is made and entered into as of August 13, 2003, among Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and each of the purchasers executing this Agreement and listed on Schedule 1 attached hereto (collectively, the "Purchasers"), and each of the holders of the Placement Agent Warrants (as hereinafter defined).

            This Agreement is being entered into pursuant to the Common Stock and Warrant Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the "Purchase Agreement").

            The Company and the other parties hereto hereby agree as follows:

      1.    Definitions.

            Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Advice" shall have the meaning set forth in Section 3(m).

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Blackout Period" shall have the meaning set forth in Section 3(n).

            "Board" shall have the meaning set forth in Section 3(n).

            "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Company's Common Stock, par value $0.001 per share.

            "Effectiveness Date" means with respect to the Registration Statement the 90th day following the Closing Date, or such later date, if any, to which the Effectiveness Date is extended pursuant to Section 3(m)(i).

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            "Effectiveness Period" shall have the meaning set forth in Section
2.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Filing Date" means the 45th day following the Closing Date, or such later date, if any, to which the Filing Date is extended pursuant to Section 3(m)(i).

            "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, including without limitation the Purchasers and their assignees.

            "Indemnified Party" shall have the meaning set forth in Section
5(c).

            "Indemnifying Party" shall have the meaning set forth in Section
5(c).

            "Losses" shall have the meaning set forth in Section 5(a).

            "NASDAQ" shall mean the National Association of Securities Dealers Automatic Quotation System.

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "Placement Agent Warrants" means those certain warrants issued or issuable to SCO Financial Group LLC, and/or its designees, pursuant to that certain financial advisory agreement between the Company and SCO Financial Group LLC, dated February 1, 2003, on account of the purchase by the Purchasers of Common Stock and Series 2003-1 Warrants pursuant to the Purchase Agreement.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

            "Purchase Agreement" has the meaning set forth in the preamble to this Agreement.

            "Registrable Securities" means (i) the Purchased Shares and the Warrant Shares, and any shares issued upon any stock split, stock dividend, recapitalization or similar event with respect


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to such Purchased Shares or Warrant Shares and (ii) any other securities
(whether issued by the Company or any other Person) distributed as a dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities.

            "Registration Statement" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference into such registration statement.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series D Piggyback Rights" means the rights of holders of the Common Stock acquired or hereafter acquirable upon conversion or exercise of the Company's Series D Preferred Stock and Series D-1, D-2 and D-3 Common Stock Purchase Warrants to include such Common Stock in a registration statement by the Company, as such rights are set forth in Section 7 (d) of the Series D Registration Rights Agreement.

            "Series D Registration Rights Agreement" means that certain registration rights agreement dated as of May 7, 2003, by and among the Company and certain holders of the Company's Series D Preferred Stock, and certain other persons, as amended.

            "Special Counsel" means any one special counsel to the Holders, for which the Holders will be reimbursed by the Company pursuant to Section 4.

            "Warrant Shares" includes (i) the Warrant Shares as defined in the Purchase Agreement, and (ii) the shares of Common Stock acquirable upon exercise of the Placement Agent Warrants.

            "Warrants" includes (i) the Warrants as defined in the Purchase Agreement, and (ii) the Placement Agent Warrants.

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      2.    Registration. On or prior to the Filing Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (or on another form appropriate for such registration in accordance herewith). The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement, other than the shares of Common Stock held by or issuable to the persons specified in
Section 7(c) hereof, and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 12dl-2 promulgated under the Exchange Act) not later than five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not be subject to further review, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) as to any particular Holder, the date on which all such Holder's Registrable Securities may be sold without any restriction pursuant to Rule 144(k), provided that if any such Holder requests, the Company shall deliver unlegended certificates evidencing the Registrable Securities to such Holder (the "Effectiveness Period"); provided, that if notwithstanding the Company's best efforts, a Registration Statement has not become effective on or before the Effectiveness Date, the Company shall continue to use its best efforts after the Effectiveness Date to cause a Registration Statement to become effective.

      3.    Registration Procedures.

            In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Prepare and file with the Commission on or prior to the Filing Date a Registration Statement on Form S-3 (or on another form appropriate for such registration in accordance herewith) in accordance with the method or methods of distribution thereof as specified by the Holders, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus and not less than two (2) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders and the Special Counsel, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders and such Special Counsel, and (ii) at the request of any Holder, cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or the Special Counsel shall reasonably object in writing within three (3) Business Days after their receipt thereof.

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            (b)   (i) If necessary to keep such Registration Statement accurate and complete, prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously (but for the filing of such post-effective amendment) effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably practicable provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold and the Special Counsel as promptly as reasonably practicable (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, and thereafter: (i) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest practicable moment.

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            (e)   If requested by the Holders of a majority in interest of the
Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information regarding a Holder or the plan of distribution as such majority of Holders may request, provided that such information is true and complete in all material respects, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

            (f) Furnish to each Holder and the Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

            (g) Promptly deliver to each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in conformity with the requirements of the Securities Act.

            (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction were it is not then so subject.

            (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request at least two (2) Business Days prior to any sale of Registrable Securities.

            (j) Upon the occurrence of any event contemplated by Section 3(c)(iv), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue


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statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on NASDAQ and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed as and when required pursuant to the Purchase Agreement.

            (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 3-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

            (m)   (i)   Require, by giving five (5) business days' prior written
notice (in accordance with Section 7(g) hereof) to each Holder, each Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement, including any information necessary to allow the Company to fulfill its undertakings made in accordance with Item 512 of Regulation S-K, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement; the Company's notice as herein required shall not be given later than five (5) business days prior to the 90th day after the Closing Date. If a Holder does not furnish the information requested within five (5) days after delivery of the Company's written request, the Filing Date (if not already passed) and the Effectiveness Date shall be extended by one day for each day that a Holder fails to furnish such requested information; provided, however, that if the Company determines to exclude such Holder from the Registration Statement as herein permitted, no extension of the Effectiveness Date shall be made on account of such excluded Holder beyond extensions accrued before such determination by the Company.

                  (ii) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed at a time when such reference is not required.

                  (iii) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii) or 3(c)(iv), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of copies of the


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supplemented Prospectus and/or amended Registration Statement contemplated by
Section 3(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide stop orders to enforce the provisions of this paragraph, provided that the Company shall promptly remove any such stop orders as soon as such stop orders are no longer necessary.

            (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then, notwithstanding anything to the contrary in this Agreement, the Company may postpone or suspend filing or effectiveness of a Registration Statement for a period not to exceed 20 consecutive days, provided that the Company may not postpone or suspend its obligation under this
Section 3(n) for more than 40 days in the aggregate during any 12 month period (each, a "Blackout Period"); provided, however, that no such postponement or suspension shall be permitted for consecutive 20 day periods, arising out of the same set of facts, circumstances or transactions.

      4.    Registration Expenses

            All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with NASDAQ or any other securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under NASDAQ and any other securities exchange, quotation system, market or over-the-counter bulletin board and (D) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the Holders' Special Counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement,


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including, without limitation, the Company's independent public accountants
(including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters, if requested by any underwriter) and legal counsel. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder and the reasonable fees and expenses of Special Counsel.

      5.    Indemnification

            (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in (i) the Registration Statement, (ii) any Prospectus or any form of prospectus, (iii) any amendment or supplement thereto, or (iv) any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) such Losses arise in connection with the use by such Holder of a Prospectus (x) after the Company has notified such Holder of the occurrence of an event as described in Section 3(n) and prior to receipt by such notice, or (y) during a Blackout Period of which the Holder has received written notice from the Company. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of


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the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (i) such untrue statement or omission is contained in or omitted from any information furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus Supplement, or (ii) such Losses arise in connection with the use by such Holder of a Prospectus (x) after the Company has notified such Holder of the occurrence of an event as described in Section 3(n) and prior to receipt of such notice, or (y) during a Blackout Period of which the Holder has received written notice from the Company. Notwithstanding anything to the contrary contained herein, the Holder shall be liable under this Section 5(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party) in writing, and the Indemnifying Party shall diligently assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly, diligently and appropriately to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (3) the Indemnified Party shall reasonably determine that there may be legal defenses available to it which are not available to the Indemnifying Party; or (4) the Indemnified Party shall reasonably determine that there is an actual or potential conflict of interest between it and the Indemnifying Party, including, without limitation, situations in which there are one or more legal defenses available to the Indemnified Party that are antithetical or in opposition to those available to the Indemnifying Party, and in any of such cases, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall


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be at the expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not impose any monetary or other obligation or restriction on the Indemnified Party.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d)      Contribution. If a claim for indemnification under
Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, the Holder shall be liable or required to contribute under this Section 5(c) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The indemnity and contribution agreements herein are in addition to and not in diminution or limitation of any indemnification provisions under the Purchase Agreement.

         6.       Rule 144.

                  As long as any Holder owns Purchased Shares, Warrants or Warrant Shares, the Company covenants to timely file all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as any Holder owns Purchased Shares, Warrants or Warrant Shares, if the Company is not required to file reports pursuant to
Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Purchased Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including compliance with the provisions of the Purchase Agreement relating to the transfer of the Purchased Shares and Warrant Shares. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         7.       Miscellaneous.

                  (a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has, as of the date hereof, entered into and currently in effect, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) No Piggyback on Registrations. Except for the registration of (i) up to 125,565 shares (the "LPL Shares") of Common Stock held by Lekar Pharma Limited ("LPL"), (ii) up to 538 shares of Common Stock acquirable under a warrant dated September 9, 1998, issued to Leasing Technologies International, Inc. (the ("LTII Warrant"), and (iii) any shares of Common Stock required to be included in the Registration Statement under the Series D Piggyback Rights, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement. The numbers of shares of Common Stock (i) held by LPL and (ii) underlying the LTII Warrant, to be registered in the Registration Statement shall not be increased on account of any adjustments provided for (A) pursuant to any agreement, obligation or understanding with respect to the LPL Shares, or (B) in the LTII Warrant, other than on account of a stock split (including a stock split effected by means of a stock dividend) or other adjustment made with respect to all Common Stock as a class. No cut-back of the numbers of shares to be registered for the accounts of the Holders shall be made unless and until all LPL Shares and shares underlying the LTII Warrant have been cut back in full.

                  (d) Piggy-Back Registrations. Subject to the limitations imposed under the Series D Registration Rights Agreement, if at any time when there is not an effective Registration Statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Registrable Securities written notice of such determination and, if within twenty (20) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders to be included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). The right of any Holder to participate in an underwritten public offering hereunder shall be conditioned upon such Holder's entering into the underwriting agreement and lock-up agreement with the representative of the underwriter or underwriters on the same terms as required of other selling securities holders in such offering.

                  (e) Specific Enforcement, Consent to Jurisdiction, Liquidated Damages.

                           (i)      The Company and the Holders acknowledge and
agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Purchase Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                           (ii)     Each of the Company and the Holders (A)
hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (B) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(f) shall affect or limit any right to serve process in any other manner permitted by law.

                           (iii)    The Company and the Holders agree that the
Holders will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the 30th day after the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock for which the Warrants are exercisable exceeds the number of shares of Common Stock initially registered is not filed and declared effective within the time periods set forth in Section 2), or (B) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12dl-2 promulgated under the Exchange Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, or (C) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all or any lesser portion of the Registrable Securities for a period of five (5) or more consecutive trading days (the "Non-Effectiveness Period") at any time prior to the expiration of the Effectiveness Period, without being succeeded by a subsequent Registration Statement filed and declared effective by the Commission within twenty-five (25) trading days after the commencement of the Non-Effectiveness Period, or (D) the exercise rights of a Holder under the Warrants are suspended for any reason other than by or through the fault of such Holder, or (E) the Company has breached Section 3(n) of this Agreement (any such failure or breach being referred to as an "Event"), then the Company shall pay in cash as liquidated damages for such failure and not as a penalty to each Holder (but as to clause (D), only to Holders for which such clause is applicable) an amount equal to one and one-half percent (1.5%) of such Holder's pro rata share of the aggregate purchase price paid by all Purchasers under the Purchase Agreement for each thirty (30) day period until the applicable Event has been cured, which shall be pro rated for such periods less than thirty (30) days (the "Periodic Amount"). Payments to be made pursuant to this Section 7(e) shall be due and payable immediately upon demand in immediately available cash funds. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holders if the Registration Statement is not filed on or prior to the Filing Date or has not been declared effective by the Commission on or prior to the 30th day after the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if any other Event as described herein has occurred.

                  (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., Eastern United States time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., Eastern United States time, on any date and earlier than 11:59 p.m., Eastern United States time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  Spectrum Pharmaceuticals, Inc.
                  157 Technology Drive
                  Irvine, California 92618
                  Attention: CEO
                  Facsimile No.: 949-788-6706

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626,
Att'n: Alan W. Pettis, Esq., Fax No. 714-755-8290. Copies of notices to any Holder shall be sent to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Facsimile No.: (212) 245-3009.

                  (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement, which for purposes hereof shall include Holders of the Placement Agent Warrants, whether or not such Holders are parties to the Purchase Agreement.

                  (i) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Purchased Shares, the Warrants or the Registrable Securities held by such Holder if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, and (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (j) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal Courts located in New York County, New York in connection with any action or proceeding arising out of or relating to this Agreement.

                  (l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (m) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (n) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (o) Shares Held by the Company and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (p) Notice of Effectiveness. Within two (2) Business Days after the Registration Statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and if requested by the Company's transfer agent, shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

                  (q) Securities Act Compliance. Each Purchaser, severally and not jointly, hereby covenants and agrees that such Purchaser (i) will not sell or otherwise dispose of such Purchaser's Registrable Shares except in compliance with the Securities Act, (ii) if selling under a Registration Statement, will sell such Purchaser's Registrable Shares only in accordance with the plan of distribution set forth in the Prospectus forming a part of the Registration Statement, (iii) will comply with the requirements of the Securities Act when selling or otherwise disposing of the Registrable Shares, including, but not limited to, the prospectus delivery requirements of the Securities Act.

                           [SIGNATURE PAGES FOLLOWS:]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


PURCHASERS/HOLDERS:                              COMPANY:
------------------                               -------
BAYSTAR CAPITAL II, L.P.                         SPECTRUM PHARMACEUTICALS, INC., a Delaware
By:  SDS Capital Partners, LLC                   corporation

By: /s/ Steve Derby                              By: /s/ Rajesh C. Shrotriya
    ------------------------------------------   ------------------------------------------
    Name:  Steve Derby                               Name: Rajesh C. Shrotriya, M.D.
    Title  Managing Member                           Title: CEO


    /s/ James T. Betts                           PURCHASERS/HOLDERS (CONT'D):
    ------------------------------------------   ------------------------------------------
JAMES BETTS


                                                     /s/ Hetal Patel
                                                 ------------------------------------------
                                                 HETAL PATEL


    /s/ Shanta Chawla                                /s/ Ashok Y. Gore
    ------------------------------------------   ------------------------------------------
SHANTA CHAWLA, M.D.                              ASHOK GORE, PH.D.

CRANSHIRE CAPITAL, LP                            OMNICRON CAPITAL, LP
By: Downsview Capital , its general partner      By: Bruce Bernstein, its general partner

By: /s/ Mitchell D. Kopin                        By: /s/ Bruce Bernstein
    ------------------------------------------       --------------------------------------
    Name:  Mitchell D. Kopin                         Name:  Bruce Bernstein
    Title: President - Downsview Capital             Title:
           The General Partner

CREATIVE INVESTORS GROUP, LLC

By: /s/ Paresh Mital                                 /s/ Paul Scharfer
    ------------------------------------------       --------------------------------------
    Name:  Paresh Mital                          PAUL SCHARFER
    Title: Managing Member

NORTH SOUND LEGACY FUND LLC                      NORTH SOUND LEGACY INTERNATIONAL FUND LTD.

By: /s/ Andrew Wilder                            By: /s/ Andrew Wilder
    ------------------------------------------       --------------------------------------
    Name:  Andrew Wilder                             Name:  Andrew Wilder
    Title: Chief Financial Officer                   Title: Chief Financial Officer

NORTH SOUND LEGACY FUND INSTITUTIONAL FUND LLC

By: /s/ Andrew Wilder
    ------------------------------------------
    Name:  Andrew Wilder
    Title: Chief Financial Officer

                   SCHEDULE 1 TO REGISTRATION RIGHTS AGREEMENT

                                                                    Shares of Common
                                                                    Stock Acquirable
                                               Shares of Common     under Series 2003-1     Total Purchase
Name and Address of Purchaser                  Stock                Warrants                Price
------------------------------------------     ----------------     -------------------     --------------
BayStar Capital II, L.P.                                183,540                  91,770           $752,514
XXXX
XXXX
XXXX

James Betts                                              25,000                  12,500           $102,500
XXXX
XXXX
XXXX

Shanta Chawla, M.D.                                      12,500                   6,250            $51,250
XXXX
XXXX
XXXX

Cranshire Capital, LP                                   122,000                  61,000           $500,200
XXXX
XXXX
XXXX

Creative Investors Group, LLC                            25,000                  12,500           $102,500
XXXX
XXXX
XXXX

Ashok Gore, Ph.D.                                        12,500                   6,250            $51,250
XXXX
XXXX
XXXX

North Sound Legacy Fund LLC                               7,800                   3,900            $31,980
XXXX
XXXX
XXXX
Facsimile:  xxx

North Sound Legacy Institutional Fund LLC                78,800                  39,400           $323,080
XXXX
XXXX
XXXX
Att'n:
Facsimile:  xxx

North Sound Legacy International Fund Ltd.               86,400                  43,200           $354,240
XXXX
XXXX
XXXX
Att'n:
Facsimile:

                                                                    Shares of Common
                                                                    Stock Acquirable
                                               Shares of Common     under Series 2003-1     Total Purchase
Name and Address of Purchaser                  Stock                Warrants                Price
------------------------------------------     ----------------     -------------------     --------------
Omnicron Capital, LP                                    122,000                  61,000           $500,200
XXXX
XXXX
Attn:  XXXX
Facsimile: XXXX

Hetal Patel                                              25,000                  12,500           $102,500
XXXX
XXXX
Facsimile: XXXX
                                                         36,500                  18,250           $149,600
Paul Scharfer
XXXX
XXXX
Facsimile: XXXX
------------------------------------------     ----------------     -------------------     --------------
         Total                                          737,040                 368,520         $3,021,864
==========================================     ================     ===================     ==============

EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name and Address of Transfer Agent]


            RE:   SPECTRUM PHARMACEUTICALS, INC.

Dear [______]:

      We are counsel to Spectrum Pharmaceuticals, Inc. a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Common Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") dated as of August ____, 2003 by and among the Company and the buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), and warrants to purchase shares of the Common Stock (the "WARRANTS"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on __________, 2003, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

      In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                          Very truly yours,


                                          By:
                                             -----------------------------------
cc:   [LIST NAMES OF HOLDERS]